Exhibit 10.2

Share Transfer Agreement

This agreement is made on the                                        day of                                      , 2010 in China

BETWEEN

Seller:	Liu Dong (Holder of the PRC passport number G28108652), a PRC national residing at RoomA,20/F, International Trade Residential and commercial Building, Nanhu Road, Shenzhen China 518002(Mr. Liu)

Seller:	2hao Yuan (Holder of the PRC passport number G34862025), a PRC national residing at 904, Block C, 149 Fengyuan Road, Guangzhou, China, 510130(Mr. 2hao)

And

Buyer:	China Teletech Limited( "CTL"),a BVI company with register address in P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

Whereas:

The Seller Mr. Liu and Mr. 2hao (collectively called "the sellers") are the shareholders of Shenzhen Rongxin Investment Company Limited ("the compnay"). The sellers hold 100% equity interest in the company. See details in Exibit 1. The Sellers agree to transfer all of their equity interest in the company to CTL according to the terms and conditions as follow:

1. Definition

1.1	The following terms shall have the following meanings, unless there are additional provisions in this agreement:

Shares	The shares of the company

"RMB"	The legal Currency used in China

Shares to be sold	The 100% shares registered in the componay and owned by the sellers, and will be transferred to the buyer and/or nominee of the buyer.

Closing date	Shall have the meaning set forth in Section 3.1

This Agreement	This agreement and its amendments if any;

Purchased pric	The purchased price is set forth in Section 3 of this agreement.

Property encumbrances	The guarantee, lien, mortgage, restriction, charge, pledge, rights of others, The rights of other charges, encumbrances, Choice, right, priority, or equity interests that are attached to the shares for sale, or other liabilities that may constitute a restriction on property rights.

The schedules and appendices of this agreement constitute part of this agreement, and have the same eauql legal effect as other contents of this agreement.

1.2	In the agreement, unless otherwise stated,

a.	All section, subsection, paragraph, item, appendices and schedules mentioned are the section, subsection, paragraph, item, appendices and schedules in this agreement.

b.	Any regulations and legal provisions, including regulations and legal provisions that will be added, modified or re-formulated in future.

c.	"Company" shall have the meaning includes any company,enterprise or other corporate established by any form in any place.

d.	"person" shall have the meaning includes any individual, firm, company, government, state, national institutions or any enterprise, association or partnership( no matter with independent legal qualification or not); and

e.	Titles or index of the agreement is only used for easy reading, not effect on the explanation of the document

2.	The shares to be sold

2.1	According to the terms and conditions of this agreement, the sellers agree to sell the shares to the buyer, and the buy agrees to purchase the shares. The purchased price shall be paid by the buyer according to Section 3 of this agreement.

2.2	The sellers hereby state that the shares to be sold don't have any encumberence or other third party right, and any affixed interest of the shares will be transferred to the buyer on or after the date of this agreement.

3.	Purchase price and closing.

3.1	The sellers transfer 100% shares of the company to the buyer at the price of total RMB 5,000,000. RMB 2,550,000 will be paid to Mr. Liu, and RMB 2,450,000 will be paid to Mr. 2hao. The purchase price will be paid to the sellers within one month after the date when CTL get public listing overseas.

3.2	If the buyer fails to close the transaction due to the buyer's liabilities or default, the sellers will have the right to terminate this agreement. Then the rights and legal responsibilities of both parities shall be terminated (but any previous claim aroused by breach of this agreement is an exception).

3.3	If the sellers fail to close the transaction due to the buyer's liabilities or default, the sellers shall refund the total purchase price to the buyer, and the buyer shall also has the right to cancel this agreement.Then the rights and legal responsibilities of both parities shall be terminated (but any previous claim aroused by the breach of this agreement is an exception)

3.4	If there is untrth information disclosed by the sellers in this agreement or schedule cause damages to the buyer, the sellers shall bear the responsibility of compensation.

4.	Transfer of debt.

4.1	The sellers and buyer agree that all receivable liabilities and proceeds of the company occur from the closing date of the transaction shall belong to the buyer.

4.2	The sellers and buyer agree that all liabilities (including but not limited to loan guarantee provided by any person or compnay) of the company occurred before the closing date shall be borne or dismissed by the sellers.

5.	General regulations.

5.1	Preface and all schedules of this agreement are truth and accurate in material aspects.

5.2	The sellers are entitled and authorized to sell, transfer or handle the shares which have no mortgages, liens, guarantee or any other kinds of encumberences. All rights and interest affixed to the shares to be sold will belong to the buyer or its assignees on and after the date of this agreement.

5.3	The shares to be sold have no pledge, third party right or claim, and are legally and beneficially owned by the sellers, including all rights affixed to the shares or rights brought by the shares. All legal and economic liabilities result from economy disputes, ligigations and Statutory taxes occurred prior to the registration of shareholder changes shall be borne by the sellers.

6.	The sellers and the company.

6.1	The sellers and the company have rights to enter into this agreement and fufil its responsibilities under this agreement.

6.2	This agreement has Legal, valid and binding obligation on the sellers and the company, and can require any party to enforce this agreement In accordance with the terms of this Agreement

7.	Confidential and notice

7.1	Both parties shall keep confidential of the contents of this agreement, and shall not reveal any content of this agreement to any other persons or release any content of this agreement by any form, except that (1) Any disclosures of the regulations of applicable law or securities exchange institutions; (2) the disclosed information is public available and its disclosure is not result from the violations of the breaker of this agreement; (3) any disclosures made to any party's shareholder, legal consultant, accountants, financial consultant or other professional consultant; (4) disclosures granted by any party to the other party of this agreement.

Before any party releases any date to the public by the form of notice or announcement, the draft of the notice or announcement shall be delivered to the other party for review.

8.	Expense.

8.1	Both parties shall bear its own expense including legal fees related to negotiation, draft, or finalizing this Agreement.

8.2	The taxes or charges resulting from this Agreement shall be borne by both parties respectively.

9.	Miscellaneous.

9.1	This agreement is binding to both parties or their successors. And both parties have equal rights and interest. Any party shall no transfer or remise, or have intentions to transfer or remise any rights or obligations of this agreement without consent of the other party.

9.2	If any regulation of this agreement is invalid, illegal or unenforceable, it will not affect other regulations of this agreement.

9.3	Unless otherwise stated, time is an important factor of this agreement.

9.4	This agreement can be signed by both parties on different texts. Each text of this agreement is originl when it is signed and dilievered. All original copies of this agreement constitute the same agreement.

9.5	This agreement and related agreements constitute the whole and only agreement to sell and purchase of the shares to be sold between the two parties.Unless otherwise stated, this agreement takes place any previous draft, negotiation, commitment, statement and arrangements no matter in written or not.

9.6	This agreement is gouvern by Chinese law. Any dispute aroused by or related to this agreement shall be submitted to the Guangzhou Arbitration Commission. The arbitration sall be final and binding.

Signature page

Seller:	Liu Dong Liu
/s/ Liu Dong Liu

Seller:	Zhao Yuan
/s/ Zhao Yuan

Seller:	China Teletech Limited

On behalf of China Teletech Limited

/s/ Zhao Yuan

Exhibit 1

Details of the Company

Company name:	Shenzhen Rongxin Investment Company Limited

registered address:	RoomA, 20/F, International Trade Residential and commercial Building, Nanhu Road, Shenzhen China

Registered capital:	RMB10,000,000

legal representative:	Liu Dong

Shareholder:	Name	paid capital amount	percentage of equity interest

	Liu Dong	RMB 5,100,000	51%
	Zhao Yuan	RMB 4,900,000	49%
	Total	RMB 10,000,000	100%